                                                                   Exhibit 10.13

         THIS LEASE ("Lease") is made November 1, 1999 , by and between HUNTINGTON EXECUTIVE PARK, a California Limited Partnership ("Landlord"), and CHICAGO PIZZA & BREWERY, INC., a corporation incorporated under the laws of the State of California (Tenant").

         In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereby covenant and agree as follows:

                                    Article I

                                     Demise

         1.01 Leased Premises. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, the Leased Premises for the Term (as defined in Section 1.04) and at the Rent (as defined in Section 2.01) and upon the provisions and conditions hereinafter set forth. "Leased Premises" and/or "Premises" mean Landlord's Building, outlined in red on Exhibit A, and described as follows: a freestanding building containing approximately 8,031 square feet having a street address of 16060 Beach Boulevard, Huntington Beach, California. The Leased Premises shall not include the land lying under the Leased Premises.

         1.02 Common Areas. Tenant shall have the right to use, in common with other tenants of the Shopping Center, the Common Areas and Facilities; subject, however, to the terms and conditions of this Lease, to the right of Landlord to alter such areas from time to time and to establish from time to time uniform rules and regulations for the use thereof.

         1.03 "Shopping Center" Defined. "Shopping Center" means certain parcels of land commonly referred to as Huntington Executive Park, situated in the City of Huntington Beach, State of California, and more particularly described in Exhibit A attached hereto (as the same may be altered or reduced from time to time) and any other parcel(s) of land at any time designated by Landlord to be added thereto (but only so long as such designation remains unrevoked), which are or are to be used for shopping center and office related purposes, including but not limited to, expansion area, employee parking, or the furnishing to the Shopping Center of any utility or other service, for any office and/or professional building or for any other improvement appropriate or related to the operation or functioning of the Shopping Center, together with all buildings on and improvements to any such parcel(s) of land. Landlord shall have the right to exclude in its discretion, any of the foregoing parcels, whether or not such parcels shall be used for shopping center and office or related purposes.

         1.04 Term and Commencement Date. The Term shall commence on the Commencement Date and, unless sooner terminated or extended in accordance with the terms of this Lease, shall expire on the last day of the last month of the fifteenth (15th) Lease Year.

         The "Commencement Date" means the earlier of two hundred seventy (270) days from the date that this Lease is signed by both Tenant and Landlord or the date Tenant opens for business in the Leased Premises. Possession of the Leased Premises shall be delivered to Tenant within five (5) days following lease execution. Tenant shall not make any modifications or cause any damage to the Leased Premises without Landlord's permission until Tenant has waived its cancellation rights specified in Section 1.06 of this Lease. Promptly after the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver an amendment to this Lease in the form attached hereto as Exhibit C documenting the Commencement Date, term and expiration date of the Lease. The term "Lease Year" shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date, if the Commencement Date occurs on the first day of a calendar month, otherwise, the first Lease Year shall begin on the first day of the first full calendar month after the Commencement Date. Each succeeding Lease Year shall begin on the anniversary of the first lease Year. The first Lease Year shall include the period of time, if any, between the Commencement Date and the first day of the first Lease Year.

         1.05 Option to Renew. Tenant may, at its option, renew this Lease for one (1) renewal term of five (5) years. The renewal period shall commence immediately upon the conclusion of the original term of this Lease. This option to renew may be exercised only by written notice in the manner provided in Section 22.05 hereof no later than one (1) year prior to the expiration date of the original term of this Lease. This shall be the exclusive and only method of exercising this renewal option and any other method shall not constitute an exercise thereof. The renewal term, granted pursuant to this option to renew, shall be on the same terms and conditions as are to be in effect during the original terms of this Lease except that: (i) Tenant shall have no further option to renew this Lease beyond the expiration of the renewal period created by this Section; (ii) the Minimum Rent for the renewal period shall be $193,000 per Lease Year.

         Tenant's Option to Renew is personal to the original Tenant and may only be exercised by the original Tenant while occupying the Leased Premises.

         If:      (i) Tenant shall fail to exercise this renewal option(s)
during the period(s) in which it is available and in the manner required hereby, or (ii) this Lease is no longer in full force and effect for any reason, or
(iii) Tenant is in default and has not cured said default within the required cure period, under this Lease, at the time of such exercise, this renewal option(s) shall terminate, be void and of no further force or effect.

         Unless otherwise herein expressly provided, any reference in this Lease to the "term of this Lease" shall mean the original term hereof and such renewal period(s), if validly exercised by Tenant pursuant to its option(s) to renew set forth in this Section, except to the extent that the original term or any renewal period may be sooner terminated or canceled under any provisions of this Lease.

         1.06 Cancellation Options. The obligations of both Tenant and Landlord under this Lease are expressly conditioned upon Tenant's procurement of a liquor license, and the City of Huntington Beach (the "City") approval of Tenant's use of the Leased Premises and Tenant's procurement of a building permit for the mutually agreed upon modifications to the Leased Premises. In the event Tenant is unable to procure the liquor license or approval for either its intended use of the Leased Premises, as specified in Article 5 of the Lease, or a building permit, Tenant shall have the Option to Cancel the Lease by giving Landlord written notice, along with reasonable evidence of City rejection, not later than ninety (90) days from the date this Lease is signed by both Landlord and Tenant. Tenant agrees to apply for the liquor license, City approval of Tenant's use, and submit its plans to the City for plan check not later than forty-five (45) days from the date the Lease is signed by the parties. In the event Tenant fails to apply for the liquor license, City approval of use, or fails to submit its plans to the City within said forty-five (45) day period, Landlord shall have the Option to Cancel the Lease by giving Tenant written notice to cancel within ten (10) days following the forty-five (45) day period.

         In the event that the Tenant fails to take possession and to open the Leased Premises for business fixtured, stocked and staffed within two hundred seventy (270) days from the date both Tenant and Landlord have signed this Lease, then the Landlord shall have the option, but not the obligation, to cancel this Lease, in which event, both parties shall be released of any further liability under this Lease. In such event, Landlord shall be entitled to retain the Advance Rent specified in Section 2.01A below. All obligations of Tenant set forth in this section shall be subject to and extended during any period of force majeure but in no event shall the period of time Tenant has to perform its obligations be later than twelve (12) months from the date both Tenant and Landlord have signed the Lease.

                                   Article II

                                      Rent

         2.01 Rent Payable. Tenant shall pay to Landlord as rent (sometimes collectively referred to as "Rent") for the Leased Premises, the following:

         A. "Advance Rent," as defined in Section 2.08, means the sum of $11,250.00;

         B.       "Minimum Rent," as defined in Section 2.02;

         C. "Annual Percentage Rent" means the applicable percent (the "Annual Percentage"), as

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set forth in Section 2.03, of all Gross Sales (as defined in Section 2.04) in excess of the applicable Percentage Base as set forth in Section 2.03;

         D.       Tenant's proportionate share of Operating Costs as defined in
Section 6.04 and as the same may be from time to time adjusted. The first month's charge shall be due and payable in advance on the Commencement Date and monthly on the first day of each month thereafter;

         E. Tenant's proportionate share of Taxes, as defined in Section 3.01, and Insurance Premiums, as defined in Section 9.02, as the same may be from time to time adjusted, the first installment of which shall be due and payable in advance on the Commencement Date and monthly on the first day of each to be paid each month thereafter;

         F.       "Security Deposit" means $____-0-______ to be paid pursuant to
Section 2.09 hereof;

         G. In addition to Minimum Rent and Annual Percentage Rent, all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall be considered "Additional Rent" whether or not such sums, charges or amounts are referred to as such.

         2.02 Minimum Rent. Pursuant to the rent schedule listed below, Tenant hereby covenants and agrees to pay to Landlord, at its office or at such other place as Landlord may from time to time designate, "Minimum Rent" for the Leased Premises during the original Term of this Lease, without deduction or setoff, in equal monthly installments, in advance on the first day of each and every calendar month during the Term. Set out below is the schedule for Minimum Rent to be paid by Tenant during the initial lease term (not including the renewal term specified in Section 1.05.

                              MINIMUM RENT SCHEDULE

                  LEASE YEARS               MINIMUM RENT (YEARLY)               MONTHLY
                     1 - 5                          $135,000                   $11,250.00
                     6 - 10                         $145,000                   $12,083.00
                    11 - 15                         $167,000                   $13,917.00


         2.03 Annual Percentage Rent. Tenant shall pay, as Annual Percentage Rent, for each of the Lease Years, the dollar amount by which six percent (6%) (the "Annual Percent") of Tenant's Gross Sales (as defined in Section 2.04) exceeds the Minimum Rent for each Lease Year (the "Percentage Base"). Annual Percentage Rent shall be due and payable on the fifteenth (15th) day of the month immediately following the month in which the Annual Percent of Tenant's Gross Sales (as defined in Section 2.04) for the Lease Year exceeds the Minimum Rent for the Lease Year. Thereafter, Annual Percentage Rent shall be due and payable monthly on or before the fifteenth (15th) day of each month on all additional Gross Sales during the remainder of the Lease Year. Within ninety
(90) days after the end of each Lease Year, the Annual Percentage Rent paid or payable for such Lease Year shall be adjusted between Landlord and Tenant so as to reflect the actual Annual Percentage Rent due for such Lease Year, and Tenant shall promptly pay Landlord or Landlord shall promptly credit to Tenant's account as the case may be, the amount necessary to effect such adjustment. If the Minimum Rent is prorated, reduced or abated for any reason, then the Percentage Base shall be proportionately prorated, reduced or abated for the same period.

         2.04     "Gross Sales" Defined.

         (a) "Gross Sales" means the actual sales price of all goods, wares and merchandise sold, leased, licensed or delivered, and the actual charges for all services performed by Tenant or by any person, firm or corporation on its behalf, or by any subtenant, licensee, or concessionaire in, at, from, or arising out of the use of the Leased Premises, whether for wholesale or retail, and whether for cash or credit, including the value of all consideration other than money received, without reserve or deduction for inability or failure to collect. Gross Sales shall include, without limitation, sales and services: (i) where the orders therefor originate in, at, from, or arising out of the use of the Leased Premises, whether delivery or performance is made from the Lease Premises or from some other place; (ii) made or performed by mail, telephone or telegraph orders; (iii) made or performed by

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means of mechanical or other vending devices in the Leased Premises; and (iv)
which Tenant or any subtenant, licensee, concessionaire or other person in the normal and customary course of its business would credit or attribute to its operations at the Leased Premises or any part thereof. Any deposit not refunded shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, regardless of the time, if ever, that Tenant receives payment therefor. No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales. Nothing contained herein shall imply any consent by Landlord to any sublease, license or concession in violation of any other term of this Lease.

         (b) The following shall not be included in Gross Sales: (i) any exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Leased Premises, or for the purpose of depriving Landlord of the benefit of a sale which would otherwise be made in or at the Lease Premises; (ii) returns to shippers or manufacturers;
(iii) cash or credit refunds to customers on transactions (not to exceed the actual selling price of the item returned) previously included in Gross Sales;
(iv) sales of trade fixtures, machinery and equipment after use thereof in the conduct of Tenant's business; (v) amounts collected and paid by Tenant to any governmental authority for any sales, sales based or excise tax; (vi) amounts collected from vending machines and pool tables; and (vii) bad debts not exceeding one percent (1%) of Gross Sales written off by Tenant for income tax purposes may be deducted from Gross Sales in the Lease Year in which they are written off, however, if any account receivable previously written off as a bad debt is later collected, that amount shall be included in the amount of Gross Sales in the Lease Year in which collected.

         (c) Radius Clause: Excepting Tenant's existing B.J.'s Pizza Restaurant on Main Street, in Huntington Beach, during the Term of this Lease, neither Landlord nor Tenant, nor any parent, subsidiary, affiliate, franchisee, officer, director or shareholder of Landlord or Tenant, will within a radius of five (5) miles of the perimeter of the Shopping Center, either directly or indirectly, own, operate or be financially interested in, with or without others, a business like or similar to the business permitted to be conducted pursuant to this Lease, nor will Landlord or Tenant permit any pizza, brewery, brewhouse type restaurant within such radius to be operated under a name which shall be the same or similar to the Tenant's trade name. Without limiting Landlord's remedies, if this Section is not complied with, in addition to any other rights or remedies available to Landlord, Landlord shall have the right to include the gross sales of such other business in the Gross Sales from the Leased Premises for the purpose of computing Annual Percentage rent due under this Lease. The provisions of this Section shall survive re-entry into the Leased Premises by Landlord resulting from a breach of this Lease by Tenant.

         2.05     Statements of Gross Sales. Tenant shall deliver to Landlord:
(a) within fifteen (15) days after the end of each calendar month of the Term a written report signed by Tenant's accountant or by an authorized executive officer or authorized agent of Tenant and certified by such person to be complete and accurate, setting forth the Gross Sales made in the preceding calendar month; and (b) within ninety (90) days after the end of each Lease Year and within ninety (90) days after the expiration or earlier termination of this Lease, a statement of Gross Sales for the preceding Lease Year or other period preceding the termination of this Lease. The annual statement shall be accompanied by a signed certificate of an authorized executive officer stating specifically that: (i) he or she has examined the report of Gross Sales for the preceding Lease Year; (ii) such report presents fairly the Gross Sales of the preceding Lease Year; and (iii) such Gross Sales conform with and are computed in compliance with the definition of Gross Sales contained in Section 2.04 hereof. If Tenant shall fail to deliver the monthly report or the annual statement and certificate to Landlord within the time required, then, in addition to any other rights of Landlord, Landlord shall have the right thereafter to employ, at Tenant's reasonable expense, an independent certified public accountant to examine such books and records as may be necessary to determine the amount of Tenant's Gross Sales for such month or Lease Year, as the case may be. Both the monthly report and the annual statement shall be in the form and style and contain such detail as set forth in Exhibit B.

         2.06 Tenant's Records. For the purpose of permitting verification by Landlord of any amounts due as Annual Percentage Rent, Tenant will keep and preserve for at least two (2) years, and during the Term shall keep at the Tenant's general accounting office address, original or duplicate books and records which shall disclose all information required to determine Gross Sales, including: (i) settlement report sheets of transactions with subtenants, concessionaires and licensees;

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(ii) daily and/or weekly transaction reports; and (iii) such other records, if any, which would normally be examined by an independent accountant pursuant to generally accepted auditing standards in performing an audit of Tenant's sales. At any time or from time to time but not more than three (3) times every twenty-four (24) months, unless Tenant is in default, after at least ten (10) business days' advance notice to Tenant, Landlord and any mortgagee and/or their respective agents and accountants, shall have the right to make any examination or audit of Tenant's books and records which Landlord or such mortgagee may desire to verify or ascertain Gross Sales. If such audit shall disclose a liability in any Lease Year for Annual Percentage Rent in excess of the Annual Percentage Rent therefore paid by Tenant for such period, then Tenant shall promptly pay such excess. Should any such liability for Annual Percentage Rent equal or exceed two and one half percent (2-1/2%) of the Annual Percentage Rent previously paid for such Lease Year, Tenant shall, in addition promptly pay the cost of the audit and interest at the Default Rate on all additional Annual Percentage Rent then payable, from the date such additional Annual Percentage Rent should have been paid. Should any such liability for Annual Percentage Rent equal or exceed five percent (5%) of the Annual Percentage Rent previously paid for such Lease Year, Landlord may, in addition to any right or remedy available to Landlord, terminate this Lease by notifying Tenant in writing within ninety (90) days after Landlord discovers such liability, and the Term of this Lease shall expire on the last day of the second full calendar month after the date of such notice and both parties' obligations shall cease as of that date.

         2.07 Payment of Rent. Tenant shall pay all Rent when due and payable, without any setoff, deduction or prior demand therefor whatsoever. If Tenant fails to make any payment of rent, including without limitation, Annual Percentage Rent and Additional Rent when due and payable under this Lease, and said payment remains unpaid after three (3) business days of written notice by Landlord, Tenant shall pay to Landlord as a late charge and in consideration of the additional costs incurred by Landlord and the additional record keeping required to be performed by Landlord, an additional sum equal to five percent (5%) of the amount of rent due and owing from Tenant. In addition, any Rent which is not paid when due shall bear interest from the original due date at the Default Rate, which is hereby defined as being ten percent (10%) per annum or the maximum rate of interest for which Tenant may lawfully contract in the State of California, whichever is less. Any Additional Rent which shall become due shall be payable, unless otherwise provided herein, on the first day of each month during the Term. Rent and statements required of Tenant shall be paid and delivered to Landlord at 16168 Beach Blvd., Suite 200, City of Huntington Beach, State of California. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         2.08 Advance Rent. Concurrently with the execution of this Lease, Tenant shall deposit with the Landlord the Advance Rent as described in Section
2.01 hereof. The Advance Rent shall be applied by Landlord against the first installment of Rent due hereunder. No interest shall be payable to Tenant on account of the Advance Rent.

                                   Article III

                                      Taxes

         3.01 Tenant to Pay Taxes. Tenant shall pay for each calendar year (or portion thereof) during the Term, as Additional Rent, all real estate taxes, ad valorem taxes and assessments, general and special assessments, or any other tax imposed upon or levied against real estate and/or improvements or upon owners of real estate and/or improvements as such, rather than levied upon persons generally, payable with respect to or allocable to Landlord's Building and parcel, together with the reasonable cost (including fees of attorneys, consultants, accountants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce or lower the amount of any increase in any such tax, assessment or charge, the same being collectively referred to herein as "Taxes." For the calendar year in which the Term commences or terminates, Tenant's liability for any Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such calendar year falling within the Term.

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

         3.02 Payment of Taxes. Taxes shall be paid by Tenant in equal monthly installments in such amounts as are estimated and billed for each year by Landlord in its sole discretion at the commencement of the Term or as a result of revised assessments during the Term and at the beginning of each successive year during the Term, each such installment being due and payable on the first day of each calendar month. The first monthly payment shall include a prorated portion of Tenant's proportionate share of Taxes for the period from the Commencement Date to the first day of the first full calendar month of the Term. Within a reasonable time after Landlord's receipt of tax bills for a particular year, Landlord will notify Tenant of the amount of Taxes for the year in question and the amount of Tenant's proportionate share thereof. The proportionate share paid or payable for each year shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within ten (10) days of the aforesaid notice, the amount necessary to effect such adjustment. Landlord shall provide the aforesaid notice to Tenant within sixty (60) days of receipt by Landlord.

         3.03 Taxes on Rent. In addition to Taxes, Tenant shall pay to the appropriate agency any and all sales, income and excise taxes (not including, however, Landlord's income personal or estate taxes) levied, imposed or assessed by the State of California or any political subdivision thereof or other taxing authority upon any Rent payable hereunder.

         3.04 Tenant's Municipal, County, State or Federal Taxes. Tenant shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes assessed against: (i) the income or gross receipts of Tenant; and/or (ii) any leasehold interest or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises.

                                   Article IV

                                  Improvements

         4.01     Improvements.

         (a) Landlord has no obligation to alter, remodel or improve the Premises in any way. Tenant agrees to accept the Premises in an "as is" condition. Tenant further agrees to fully and promptly pay for all improvements and to indemnify and hold Landlord harmless from and against any loss, cost, expense or lien in connection therewith.

         (b) Tenant shall submit to Landlord, on or before thirty (30) days after the date of this Lease, drawings for the renovation of the Premises.

         (c) Within ten (10) days after the receipt of the Tenant's drawings, Landlord, by notice in writing addressed to Tenant, shall indicate Landlord's approval of them or clearly specify any objections to them, the objections in all events to be reasonable. Failure by Landlord to provide notice to Tenant within ten (10) days shall be construed as Landlord's acceptance of said drawings. Tenant will, within ten (10) days after receipt of a notice of disapproval, as aforesaid, appropriately amend and modify the drawings so as to reflect all changes, modifications and corrections that Landlord reasonably requests. The revisions and resubmissions shall continue until Landlord approves in writing the drawings. The work to be performed by Tenant as described in the drawings therefore, approved by Landlord as provided above, are herein referred to as "Tenant's Work."

         (d) The drawings for Tenant's Work shall be prepared by licensed architects hired by Tenant. Tenant shall bear all costs of preparing the drawings. Landlord's approval of the drawings shall not constitute an opinion or agreement that they are in compliance with law (it being agreed that such compliance is solely Tenant's responsibility) nor shall such approval impose any present or future liability on Landlord or waive any of Landlord's rights under this Lease, except as set forth in 4.01(c). Tenant shall provide Landlord with two (2) sets of the drawings.

         (e) Tenant shall commence, construct, perform and complete all Tenant's Work in a good and workmanlike manner, in complete accordance with the drawings approved by Landlord.

         (f) At all times prior to the Commencement Date, all the provisions, covenants and

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conditions of the Lease shall be applicable to the Premises other than
Sections II, III, IV, V, VI, VIII and XIV.

         (g) Prior to the commencement of construction of Tenant's Work, Tenant shall obtain, at its sole cost and expense, all permits and licenses and other consents and approvals of all governmental authorities as may be required in connection with Tenant's Work and shall deliver copies thereof to Landlord. Tenant shall, at its sole cost and expense, furnish to Landlord all certificates and approvals with respect to work done by Tenant or on Tenant's behalf that may be required from any governmental authority for the issuance of a certificate of occupancy for the Premises and shall obtain such certificate and furnish Landlord with a copy of such certificate prior to the Commencement Date.

         (h) Tenant's Work and all of Tenant's trade fixtures and equipment shall be performed, constructed and installed in accordance and in full compliance with all applicable governmental requirements, including without limitation all applicable laws, statutes, codes, ordinances and governmental rules, regulations and orders, as well as reasonable rules and regulations established by Landlord. Tenant's Work shall be performed without interference and disruption to Landlord or other tenants.

         (i) Prior to commencement of work, any contractor used by Tenant to perform Tenant's Work (of, any kind whether improvements or alterations), shall provide Landlord with proof of insurance reasonably acceptable to Landlord and naming Landlord as additionally insured. In connection with the performance of Tenant's Work or the use and occupancy of the Premises, Tenant shall not permit anything to occur which directly or indirectly interferes in any way with the use and occupancy of any tenant or the normal operations of the Shopping Center.

         (j) As part of its Improvements, Tenant shall install a grease trap on the Leased Premises' sewer line before connection with the main sewer line servicing the Shopping Center. Tenant shall install the grease trap in a location mutually acceptable to Landlord and Tenant.

         4.02 Alterations. Tenant covenants and agrees that it will not make or permit any structural or nonstructural alterations of the Leased Premises in excess of Fifty Thousand ($50,000.00) Dollars except by and with the prior written consent of the plans and specification therefor by Landlord. All alterations and other improvements made by Tenant shall be made in a good and workmanlike manner in accordance with all applicable laws, shall become the immediate property of Landlord and shall remain for the benefit of Landlord unless otherwise provided in the written consent mentioned above. Tenant shall obtain and furnish Landlord with all permits that may be required for and prior to the commencement of such work. Tenant further agrees in the event of making such alterations as herein provided, fully and promptly to pay for same and to indemnify and save Landlord and the Shopping Center harmless from and against any loss, cost, expense or lien in connection therewith. In the event any such alterations are removed by Tenant (without hereby implying Landlord's consent to such removal), Tenant shall, at its sole cost and expense, repair any damage to the Leased Premises occasioned by such removal.

         4.03 Changes and Additions to Buildings. The Landlord hereby reserves the right at any time and from time to time to make additions or alterations to any buildings in the Shopping Center. The Landlord also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any building or buildings or to build adjoining same or to construct double-deck or elevated parking facilities. Notwithstanding anything contrary herein, this section shall not be applicable to the Premises and Landlord shall use reasonable care not to interfere or disrupt Tenant's business or its customers. Further, excepting parking spaces lost due to the Dedication (pursuant to paragraph 3 of Addendum #1), Landlord shall not reduce the number of parking spaces currently existing on the Restaurant Parcel of the Shopping Center (shaded in blue on Exhibit A) by more than three (3) spaces without Tenant's approval, which approval shall not be unreasonably delayed or withheld.

         4.04 Mechanic's Liens. The interest of Landlord in the Shopping Center and the Premises shall not be subject to liens for improvements made by Tenant.

         Notwithstanding anything to the contrary contained in the statutes of the State of California or


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in this Lease, Tenant shall not be deemed to be a partner, joint venturer or agent of Landlord; and in no event shall any lien resulting from Tenant's improvements to the Premises encumber Landlord's underlying fee simple estate. Tenant agrees that it shall not enter into any contract for improvements to the Premises unless the following language is included in such contract:

         "Notwithstanding anything herein contained to the contrary, the contractor acknowledges that CHICAGO PIZZA & BREWERY, INC. holds only a leasehold interest in the property which is the subject of this contract. CHICAGO PIZZA & BREWERY, INC. is not the agent of the owner of the property, and no lien resulting from work performed under this contract shall attach to the interest of such owner."

Tenant shall not permit any work to be commenced until such time as Tenant has provided Landlord with a fully executed copy of the construction contract evidencing incorporation of the aforesaid language. In addition, prior to the commencement of the work, Tenant shall post the following notice in a conspicuous place on the Premises, and shall assure that such notice is maintained throughout the entire course of construction:

               "NOTICE TO CONTRACTORS, SUBCONTRACTORS, MATERIALMEN
                                  AND LABORERS

                  Notice is hereby given that work on B.J.'S CHICAGO PIZZA, GRILL & BREWERY, located at 16060 Beach Boulevard, City of Huntington Beach, State of California, is being performed for CHICAGO PIZZA & BREWERY, INC.. CHICAGO PIZZA & BREWERY, INC. is not the agent of the owner of this property, and any lien rights shall be limited to the Leasehold estate of CHICAGO PIZZA & BREWERY, INC. and shall in no event attach to the interest of the owner."

                  If, for whatever reason, any mechanic's or other lien shall be filed against the Premises, or the Shopping Center, purporting to be for labor or material furnished or to be furnished at the request of Tenant, then Tenant shall, at its expense, cause such lien to be discharged of record by payment, bond or otherwise as allowed by law, within ten (10) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such ten (10) day period, Landlord, in addition to any other rights and remedies, may, but shall not be obligated to, cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, promptly within ten (10) days, reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees and interest thereon at the maximum legal rate from the respective dates of Landlord's payments therefor, in having such lien discharged of record, and, further, Tenant also shall otherwise indemnify, protect, defend and save Landlord harmless from any claim or damage resulting therefrom.

                                    Article V

                          Conduct of Business by Tenant

         5.01 Use of Premises. Tenant shall use the Leased Premises solely to operate a B.J.'S CHICAGO PIZZA, GRILL & BREWERY restaurant serving liquor, beer, wine and food, and such other items for sale as Tenant shall offer in any of its other restaurants, (the "Permitted Use") and for no other purpose whatsoever. Tenant's right to use the Premises for the Permitted Use is expressly conditioned upon Tenant obtaining all required liquor permits from the Department of Liquor Control of the State of California and maintaining such liquor permits in full force and effect throughout the Term of this Lease in full compliance with all laws, rules and regulations in connection therewith. From and after the Commencement Date, Tenant shall occupy the Leased Premises and shall conduct continuously in the Leased Premises the business above stated. Tenant will not use or permit, or suffer the use of, the Leased Premises for any other business or purpose or any purpose contrary to law or the rules and regulations of any public authority or in any manner deemed extra hazardous on account of fire or otherwise nor in any manner so as to increase the cost of fire and extended coverage insurance of the Leased Premises.

         5.02 Operation of Business. Tenant shall operate continuously one hundred percent (100%) of the Leased Premises for the Permitted Use (and such other use as necessary to comply with this section) during the entire term under the trade name B.J.'S CHICAGO PIZZA, GRILL & BREWERY, with due diligence and efficiency so as to produce the maximum amount of Gross Sales which may be produced by such manner of operation. Tenant shall carry at all times in the Leased Premises a stock of merchandise of such size, character and quality as shall be reasonably designed to produce the maximum amount of Gross Sales. Tenant agrees to keep the Premises open for business from at least 12:00 noon to 11:00 p.m., seven days per week; provided, however, (i) Tenant may open for business with the public as early as 11:00 a.m. and may remain open past 2:30 a.m. (however, Tenant shall not serve liquor, beer or wine past 2:30 a.m.); (ii) the above hours are not in conflict with any law, ordinance or union contract provisions; (iii) Tenant shall be relieved of such obligation to operate during such hours to the extent it may be necessary that the Premises be closed on account of the order of any duly constituted authority, or for the purpose of making repairs or improvements, or during the period of any strikes, lockouts, emergencies or other causes beyond Tenant's control, so long as Tenant shall make all reasonable efforts to shorten such periods; and (iv) Tenant is permitted to close on the following holidays: New Year's Day, Easter Sunday, Fourth of July,
Thanksgiving and Christmas Day, and as may be mutually agreed to by both parties. Tenant shall keep the display windows and signs, if any, in the Leased Premises well lighted during the hours from sundown to 11:00 p.m., unless prevented by causes beyond the control of Tenant.

                  5.03 Storage, Office Space. Tenant shall warehouse, store and/or stock in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Leased Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business in the Leased Premises.

                  5.04 Deliveries. All deliveries to the Leased Premises shall be made through the rear entrance to the Leased Premises.

                                   Article VI

                     Parking and Common Areas and Facilities
                (see Section 3 and 4 of Addendum #1 to the Lease)

         6.01 Common Areas and Facilities. "Common Areas and Facilities" means the portions of the Shopping Center, whether owned or ground leased by Landlord or made available for use by other owners or ground lessors of parcels within the Shopping Center, which have, at the time in question, been designated and improved for common use by or for the benefit of more than one occupant of the Shopping Center; including, without limitation (if and to the extent facilities therefor are provided by the Landlord at the time in question), the land and facilities utilized as: parking lots; access and perimeter roads; landscaped areas; exterior walks, lakes, arcades, stairways and ramps; underground storm and sanitary sewers, utility lines and the like installed at the cost of Landlord; but excluding all portions of the Shopping Center which are (i) used or intended for use by one occupant only; or (ii) designated by Landlord for the exclusive use of office tenants, including without limitation all interior corridors and public lavatories. Any portion of the Shopping Center so 'included within Common Areas and Facilities shall be excluded therefrom when designated by Landlord for a non-common use, and any portion thereof not theretofore included within Common Areas and Facilities shall be included when so designated and improved for common use.

         6.02 Control of Common Areas and Facilities by Landlord. All Common Areas and Facilities shall at all times be subject to the exclusive control and management of the Landlord, and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. The Landlord shall have the right to construct, maintain and operate lighting facilities on all such areas and improvements; to police the same; from time to time to change the size area, level, location and arrangement of parking areas and other facilities referred to above; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of such areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to such areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other tenants and their officers, agents, employees and customers. The Landlord will operate and maintain the Common Areas and Facilities in such manner as the Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, the Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the operation and maintenance of the Common Areas and Facilities.

         Notwithstanding the above, Landlord shall not reduce the Leased Premises. Any physical changes to the Shopping Center, or any changes to or new rules or regulations of the Landlord that materially limit, or reduce, Tenant's capability to reasonably conduct its business, as set forth in section V, shall reduce Tenant's rent on a prorata basis based on a verifiable reduction of Tenant's Gross Sales of twenty percent (20%) or greater for the twelve (12) months following a change compared to the twelve (12) months preceding the change. As the result of any material physical changes to the Shopping Center or Shopping Center rules and regulations changes by the Landlord, if Tenant can no longer reasonably operate as a restaurant, Tenant shall have the option to terminate the Lease. For purposes of this paragraph, the changes to the parking area and signage caused by the Dedication specified in paragraph 3 of Addendum #1 to the Lease shall be excluded.

         6.03 License. All Common Areas and Facilities, which the Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, the Landlord shall not be subject to any liability however the Tenant shall be entitled to diminution or abatement of Rent subject to verification of loss of revenue by Tenant, as specified in Section 6.02 above, however, such diminution of such areas shall not be deemed constructive or actual eviction.

         6.04     Tenant to Share Expense of Common Areas and Facilities.

         (a) Tenant shall pay during the Term as Additional Rent its proportionate share of Landlord's Operating Costs. Tenant's proportionate share (which share shall not be more than eleven percent (11%) during the term of the Lease) of Landlord's Operating Costs shall be computed by multiplying the operating costs for the period then being billed by a fraction, the numerator of which is the Land Area of the Restaurant Parcel (as shown on Exhibit A) and the denominator of which is the total Land Area of Huntington Executive Park. Such proportionate share shall be paid by Tenant in equal monthly installments in such amounts as are estimated and billed by Landlord at the commencement of the Term and at the beginning of each successive calendar year, each such installment being due on the first day of each calendar month. The first monthly payment shall include a prorated portion of Landlord's Operating Costs for the period from the Commencement Date to the first day of the first full calendar month of the Term. For the calendar year in which the Term commences or terminates, Tenant's liability for its proportionate share of Landlord's Operating Costs shall be subject to a pro rata adjustment based upon the number of days of such calendar year falling within the Term. Within a reasonable time, not to exceed six (6) months, after the end of each calendar year, Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such calendar year, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within fifteen (15) days of receipt of such statement, such amounts as may be necessary to effect such adjustment for such calendar year. Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's office, during normal business hours, Landlord's records relating to Landlord's Operating Costs for the preceding calendar year. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder, however, for every thirty (30) day period said statement is delayed, Landlord's administrative fee (under Section 6.05) shall be reduced by five percent (5%) for that year.

         (b) Tenant's proportionate share of any increase in Operating Costs for Lease Years two (2) through five (5) shall not exceed one hundred five percent (105%) of Tenant's proportionate share of those expenses for the preceding Lease Year (the "Cap"), unless Tenant's proportionate share percentage increase of those expenses for any preceding Lease Year was less than the Cap, in which event the difference between the Cap and the lesser percentage increase shall be carried forward and added to the Cap for the current Lease Year and future Lease Years.

         6.05 "Landlord's Operating Costs" Defined. "Landlord's Operating Costs" means the costs and expenses of every kind and nature paid or incurred in operating, maintaining and preserving Landlord's Building, and the Common Areas and Facilities, including, without limitation, all costs and expenses of: (i) installation, maintenance, repair, replacement, improvement, operation, lighting, signing, cleaning, painting, striping, policing and security (including cost of uniforms, equipment and employment taxes); (ii) alarm systems, provided the costs are incurred in connection with the Common Areas and Facilities as defined in section 6.01; (iii) insurance, including liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, flood, theft or other casualties, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest, and plate glass insurance for glass exclusively serving the Common Areas and Facilities, provided the costs are incurred in connection with the Common
Areas and Facilities as defined in section 6.01; (iv) maintenance of sprinkler systems serving the Leased Premises, and the Common Areas or Facilities; (v) removal of snow, ice, trash and debris, provided it is removal from the parking areas and not general rubbish removal; (vi) regulation of traffic; (vii) inspection and depreciation of machinery and equipment used in the operation and maintenance of the Shopping Center, together with personal property taxes, rent and other charges incurred in connection with such equipment, provided the costs are incurred in connection with the Common Areas and Facilities as defined in section 6.01; (viii) fire protection and fire hydrant charges; (ix) paving, curbs, walkways, landscaping, guardrails, bumpers, fences, screens, flagpoles, bicycle racks, traffic signals, markers and signs, drainage, pipes, ducts, conduits and similar items, and lighting facilities; (x) planting, replanting and replacing flowers, shrubbery and planters; (xi) costs associated with maintenance of the lake including pumps and related equipment; (xii) reasonable capital cost reserves for Landlord's parking lots; (xiii) water;
(xiv) sewage charges; (xv) services, if any, furnished by Landlord for nonexclusive use of all tenants; (xvi) all license and permit fees, and all parking surcharges that may result from any environmental or other laws, rules, regulations guidelines or orders; (xvii) obtaining and operating public transportation or shuttle bus systems used in connection with bringing customers to Landlord's Building or if required by any environmental or other laws, rules, regulations, guidelines or orders; (xviii) rent or other costs or charges payable by Landlord with respect to any rights, privileges and easements now or hereafter benefiting the Shopping Center; (xix) personnel, including, without limitation, security and maintenance people working on the common areas or providing services to all buildings; and (xx) an allowance for administrative costs equal to fifteen percent (15%) of the total of the foregoing costs and expenses. Such costs and expenses shall not include depreciation (other than depreciation as above specified). The costs and expenses referred to above are for definition only and are not to be construed so as to impose any obligation or obligations on Landlord or to indicate that any particular service or item is required to be furnished by Landlord. Tenant shall be solely responsible for the cost of any parking lot replacements on the Restaurant Parcel (Parcel 3B on Exhibit A) and any landscape replacements in the planters adjacent to Landlord's Building marked in yellow on Exhibit A.

                                   Article VII

                                      Signs

         7.01 Signs. Tenant shall at its sole cost erect and maintain a sign, advertising Tenant's business, on the exterior front and on the freeway side of the Leased Premises and on the monument sign for the Landlord's Building on Beach Boulevard. Due to Landlord's dedication of land to the City of Huntington Beach for a right hand turn lane on Beach Boulevard, the monument sign may be relocated from its current location at the time of Lease execution.

         Tenant's sign(s) shall conform to Landlord's standard sign criteria. Tenant shall not install any sign(s) facing on the parking areas or elsewhere on the Leased Premises or in the Shopping Center, or place on the roof or any exterior wall (including both the interior and exterior surfaces of windows and doors) of the Leased Premises any sign, symbol, advertisement, neon or other light, shade, or any other object or thing visible to public view outside of the Leased Premises, without first obtaining Landlord's approval as to whether the same shall be so installed or placed and, if so, as to the location, number, type and appearance of each thereof. In addition, prior to installation of any exterior signage Tenant shall first obtain the necessary approvals and permits from the City of Huntington Beach.

         Landlord and Tenant agree to use best efforts to submit a design package to City of Huntington Beach to replace the existing project monument sign at the corner of Edinger and Beach Boulevard. Landlord shall allow Tenant to participate in the new project sign provided, however, that Tenant's participation does not prevent Landlord from replacing the existing project sign. Tenant's participation in the new project sign is limited to having its name on the new project sign and sharing the cost of the new project sign. Without any obligation to Tenant, Landlord shall control the design, location, construction, cost and all other characteristics of the new project sign. In the event that the City of Huntington Beach will not allow a new project sign at the corner of Edinger and Beach, or the City will allow a new project sign with conditions unacceptable to Landlord, Landlord agrees to allow Tenant, subject to City approval, to add its logo to the existing project sign provided, however, that such addition be installed under conditions acceptable to Landlord and Tenant shall be responsible for all costs associated with said addition. In no event shall Landlord be obligated to replace the existing project sign or add Tenant to the existing project sign if either action will limit, prevent or have any other unacceptable impact
(to Landlord) on signage at the Shopping Center.

                                  Article VIII

                  Condition and Maintenance of Leased Premises

         8.01 Condition of Leased Premises. Tenant acknowledges that neither Landlord nor its agents have made any representations as to the condition or repair of the Leased Premises except those specified in this Lease.

         8.02 Maintenance by Tenant. The Tenant shall, at all times, keep the Leased Premises (including maintenance of exterior entrances, all glass, show window moldings and frames, delivery doors and loading docks) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures and equipment, sewer systems and any air-conditioning system exclusively serving the Leased Premises whether located inside or outside the Leased Premises) in good order, condition and repair (including reasonable periodic painting as determined by the Landlord), damage by unavoidable casualty excepted, except for structural portions of the Leased Premises, which shall be maintained by the Landlord. The Tenant further agrees to keep the inside and outside of all glass in doors and windows of the Leased Premises cleaned; to replace promptly at its own expense with glass of a like kind and quality any plate glass or window glass of the Leased Premises which may become cracked or broken; not to place or maintain any merchandise or other articles on the foot walk adjacent thereto or elsewhere on the exterior thereof; to maintain the Leased Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; not to permit accumulations of garbage, trash, rubbish, litter and other refuse in the Leased Premises and the immediately adjacent portion of the Shopping Center, to remove the same at its own expense, and to keep such refuse in proper containers (or in trash room maintained by Tenant) on the exterior of the Leased Premises until called for it to be removed; to keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Leased Premises; not to cause or permit objectionable odors to emanate or be dispelled from the Leased Premises; to comply with all laws and ordinances and all valid rules and regulations of any Federal, state, municipal or public authority having jurisdiction with respect to the Leased Premises, and to conduct its business in the Leased Premises in all respects in a dignified manner in accordance with high standards of store operation. In the event the Landlord is required to make repairs: (i) to structural portions of the Leased Premises by reason of Tenant's negligent acts or negligent omissions to act, or (ii) to the Common Areas and Facilities of the Shopping Center by reason of the acts of Tenant, its employees or agents, the Landlord may add the cost of such repairs to the Rent.

         8.03 Snow and Ice. Tenant shall provide for the removal of all snow and ice from the Leased Premises, the sidewalk in front of the Leased Premises if any, and the customer exits and delivery entrances at the rear of the Leased Premises, if any. Landlord shall provide for the removal of snow and ice from the parking areas and driveways of the Shopping Center.

         8.04 Landlord's Maintenance and Repairs. Subject to the provisions of Articles XV and XVI hereof, and except for repairs, maintenance or replacements made necessary by the acts of Tenant, its employees, agents, customers or persons making deliveries to the Leased Premises (which repairs, maintenance or replacements shall be the responsibility of Tenant), Landlord covenants and agrees:

         (a) to maintain in good order, condition replacement and repair the foundation, roof and exterior walls of the Leased Premises; and

         (b) to maintain in good order, condition, replacement and repair, the conduits providing utility services for gas, electricity, sewer and water up to the Leased Premises.

         8.05 Surrender of Premises. At the expiration of the tenancy hereby created, the Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were upon delivery of possession thereto under this Lease and as thereafter improved, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Rent and shall inform the Landlord of all combinations on locks and vaults, if any, in the Leased Premises. The Tenant shall, if requested by the Landlord, remove all of its trade fixtures and other improvements before surrendering the Leased Premises as aforesaid, shall repair any damage to the Leased Premises caused thereby, and shall restore the Leased Premises to their original condition, normal wear and tear excepted. The Tenant's obligation to observe or perform this covenant shall survive the expiration or earlier termination of the Term of this Lease.

                                   Article IX

                             Insurance and Indemnity

         9.01 Liability Insurance. The Tenant shall, during the entire Term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, and the business operated by Tenant and any subtenants, concessionaires and licensees of the Tenant in the Leased Premises in which the limits of public liability shall be not less than $1,000,000 per occurrence and $3,000,000 aggregate. The policies shall name the Landlord, any person, firms or corporations designated by the Landlord, and the Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The policies shall be written to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval. Such insurance shall be in an insurance company with a Best rating of not less than A- and a copy of the policy or a certificate of insurance shall be delivered to the Landlord prior to the Commencement Date.

         9.02     Landlord's Insurance.

         (a) Tenant will pay Landlord, as Additional Rent, a proportionate share of the cost of all insurance as Landlord may from time to time maintain with respect to the Leased Premises (including, but without limitation, comprehensive general liability insurance, fire, extended coverage, vandalism and malicious mischief and all-risk insurance, flood insurance, loss of rent insurance, and boiler and sprinkler insurance), provided such coverage is with respect to the Premises and the Common Areas and Facilities. Such insurance may include Landlord's interest in the improvements and betterments installed in the Premises by Tenant (except inventory, trade fixtures, wall and floor coverings, furniture and other personal property of Tenant removable by Tenant under the provisions of this Lease), whether the same have been paid for entirely or partially by Tenant.

         (b) Tenant will pay in twelve (12) consecutive equal monthly installments in such amounts as are estimated and billed by Landlord at the commencement of the Term and at the beginning of each successive billing period, each installment being due on the first day of each calendar month. The first monthly payment shall include a prorated portion of Insurance Premiums for the period from the Commencement Date to the first day of the first full calendar month of the Term of this Lease. Within a reasonable time after the end of each calendar year, Landlord shall deliver to Tenant a statement of Insurance Premiums for the previous year, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within fifteen (15) days of receipt of such statement, such amounts as may be necessary to effect such adjustment for such year.

         (c) Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of the reimbursement required by this section, be entitled to be a named insured thereunder.

         (d) Tenant shall furnish Landlord, within thirty (30) days after the Commencement Date, a written statement, certified by Tenant or an executive officer of Tenant, of the actual cost incurred by Tenant in making all improvements and betterments to the Leased Premises, in order to assist Landlord in providing adequate insurance coverage.

         9.03 Mutual Waiver of Subrogation. Landlord and Tenant hereby release each other to the extent of their respective insurance coverage, from any and all liability to the other or anyone claiming through or under it by way of subrogation or otherwise, for any loss or damage to property covered by the fire or extended coverage insurance policies carried by Landlord and Tenant, respectively, even if such damage shall have been caused by the fault or negligence of the other party, or anyone claiming through or under it, provided however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as such policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect nor impair such policies or prejudice the right to recover thereunder. Each party agrees that its policies of insurance will include such a clause or endorsement so long as the same shall be obtainable.

         9.04 Indemnification. The Tenant will indemnify the Landlord and save it harmless from and against any and all claims, actions, damages, liability, suits and expense in connection with the loss of life, personal injury and damage to property arising from or out of any occurrence in, upon, or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or the conduct by Tenant of its business therein, thereon and therefrom, or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, lessees or concessionaires or the sale of merchandise by Tenant in, on or from the Leased Premises. In case the Landlord shall be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by the Landlord in the enforcing of the covenants and agreements of this Lease.

         The Landlord will indemnify the Tenant and save it harmless from and against any and all claims, actions, damages, liability, suits and expenses in connection with the loss of life, personal injury and damage to property arising from or out of any occurrence in, upon, or at the Shopping Center, or the occupancy or use by the Landlord of the Shopping Center, or any part thereof, caused by the negligent or wrongful conduct of the Landlord of its business therein, thereon and therefrom, or occasioned by the negligent or wrongful act or omission of Landlord, its agents, employees, or the sale of merchandise by it on or from the Shopping Center. In case the Tenant shall be made a party to any litigation commenced against Landlord, Landlord shall protect and hold Tenant harmless therefrom and pay all costs, expenses and reasonable attorneys fees incurred by Tenant therein.

         9.05 Increases in Fire Insurance Premiums Attributable to Tenant. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay one hundred percent (100%) of any increase in premiums for fire and extended coverage insurance that may be charged during the Term on the amount of such insurance which may be carried by Landlord on Landlord's Building, resulting from the type of merchandise sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the sole result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be evidence of the several items and charges which make up the fire insurance rate on the premises. If said amount results in an increase of ten percent (10%) or more in Tenant's insurance charge, said rates shall be subject to arbitration.

         In the event Tenant's occupancy causes any increase of premium for the fire, and/or casualty rates on Landlord's Building, Tenant shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof. The Tenant also shall pay, in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant, within sixty (60) days of receipt by Landlord, and shall be due from, and payable by, Tenant within thirty (30) days of receipt by Tenant, and the amount thereof shall be deemed to be, and be paid as, Additional Rent.

                                    Article X

                                    Utilities

         10.01 Utility Charges. The Tenant shall be solely responsible for and promptly pay all charges for heat, water, sewer, gas, oil, electricity and any other utility used or consumed in the Leased Premises. In no event shall the Landlord be liable for an interruption of or failure in the supply of, or for the quantity or quality of, any of such utilities to the Leased Premises (unless due to the willful negligence or misconduct of Landlord) and no such interruption or failure shall ever be deemed to be an actual or constructive eviction.

                                   Article XI

                       Subordination, Estoppel Certificate

         11.01 Mortgage Subordination. Tenant agrees that, within ten (10) days after written request of Landlord, it will subordinate this Lease to the lien of any present or future mortgage to a bank, savings and loan association, insurance company, real estate investment trust or similar institution, irrespective of the time of execution or time of recording of any such mortgage. Tenant agrees that if the mortgagee or any person claiming under the mortgage shall succeed to the interest of Landlord in this Lease, it will recognize such mortgagee or person as its landlord under the terms of this Lease. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Nothing contained herein shall take away any of Tenant's rights or benefits as set forth in this Lease.

         11.02 Estoppel Certificates. At any time and from time to time Landlord and Tenant each agree, within ten (10) days after request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the other party is not in default in the performance of its covenants hereunder (or if there are such defaults, specifying the same), and the dates to which the rent and other charges have been paid.

                                   Article XII

                           Assignments and Subletting

         12.01 Landlord's Consent Required. Tenant will not mortgage, pledge, encumber, assign or in any manner transfer this Lease, in whole or in part, nor sublet all or any part of the Leased Premises, nor license concessions or lease departments therein, without, in each instance, first obtaining the written consent of Landlord. The within prohibition against transfer without the Landlord's prior written consent includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or an assignment, subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings. The consent by Landlord to any assignment, subletting or other transfer shall not constitute a waiver of the requirement for such consent to any subsequent assignment, subletting or other transfer. Any assignment, subletting or other transfer, even with the consent of Landlord, shall not relieve Tenant from primary liability for the payment of Rent or from the primary obligation to keep and be bound by the terms, conditions and covenants of this Lease. If, at any time, Tenant shall request Landlord's consent to assign or otherwise transfer this Lease or to sublet all or any portion of the Leased Premises, then Landlord shall have the right, by notifying Tenant in writing within thirty (30) days after receipt of such request, to terminate this Lease as of the date specified in such notice from Landlord to Tenant, which effective date shall be not more than ninety (90) nor less than thirty (30) days from the date of such notice. In the event of such termination, all Rent (other than any Rent or Additional Rent due Landlord resulting from Tenant's failure to perform any of its obligations under this Lease) shall be adjusted as of the date of such termination. Landlord's failure or refusal to so terminate this Lease shall not constitute a consent to the proposed assignment, subletting or other transfer. In the event Tenant shall assign or sublet the Leased Premises or request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith. Should Tenant assign, sublet or otherwise dispose of the Leased Premises, whether with or without Landlord's consent, any and all sums payable by virtue of such assignment, sublease or other demise excluding any amounts received for Tenant's
Furniture, Fixtures, Equipment and Goodwill, shall be due and payable solely to Landlord. Tenant does hereby appoint Landlord as its attorney-in-fact to bill and collect any and all such sums for the use and benefit of Landlord without liability whatsoever to Tenant.

         12.02 Excluded Assignment. Notwithstanding anything to the contrary contained in this Article XII, and so long as Tenant is not in default under this Lease beyond any applicable period, Tenant shall have the right, without the prior written consent of Landlord, to assign the Lease to a corporation or other entity which: (a) is Tenant's parent organization; or (b) is a wholly-owned subsidiary of Tenant; or (c) is a corporation of which Tenant or Tenant's parent organization owns in excess of fifty percent (50%) of the outstanding capital stock, or other majority ownership equity interest; or (d) as a result of a consolidation or merger with Tenant's parent corporation shall own substantially all the capital stock of Tenant of Tenant's parent corporation; or (e) is an entity which purchases or otherwise acquires all or substantially all of Tenant's assets or stock. Any assignment of the Lease pursuant to (a), (b), (c), (d), or (e) above shall be subject to the following conditions: [1] Tenant shall remain fully liable during the unexpired Lease Term, including any option terms; [2] any such assignment shall be subject to all of the terms, covenants and conditions of the Lease and any such transferee shall expressly assume for the benefit of Landlord the obligations of Tenant under this Lease document prepared by Landlord; [3] the resulting entity pursuant to (d) or (e) above shall have net assets equal to or greater than the net assets of Tenant as of the Effective Date; and [4] Tenant shall give Landlord notice of such assignment at least thirty (30) days prior to its effective date (which shall include all documentation necessary to verify the conditions contained in this paragraph). Anything to the contrary notwithstanding, transfers of stock between or among the present stockholders of Tenant, or partnership interests between the current partners of Tenant, the issuance of additional capital stock of Tenant, a public offering of Tenant's capital stock on a recognized national securities exchange, or a transfer or series of transfers of less than a majority of Tenant's capital stock (except in the event that Tenant is publicly-traded corporation on a recognized national securities exchange, than a transfer or series of transfers of a majority of Tenant's capital stock) shall not be deemed a change of control for purposes of this Article XII.

         12.03 Acceptance of Rent from Transferee. The acceptance by Landlord of the payment of Rent following any assignment, subletting or other transfer restricted or prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

                                  Article XIII

                         Waste, Governmental Regulations

         13.01 Waste or Nuisance. The Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in Landlord's Building or in the Shopping Center.

         13.02 Governmental Regulations. The Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises and the Shopping Center all municipal and county ordinances and state and federal statutes now in force or which may hereinafter be in force.

                                   Article XIV

                                   Advertising

         14.01 Solicitation of Business. The Tenant and Tenant's employees and agents shall not solicit business or place any signs or advertising devices in the Common Areas and Facilities, nor shall the Tenant distribute any handbills or other advertising matter to automobiles parked in the parking areas or in other Common Areas and Facilities without permission from the Landlord.

         14.02 Advertised Name. Tenant agrees not to change its trade name or the advertised name of the business operated in the Leased Premises without Landlord's prior written consent unless such change is outside Tenant's control or due to a change of ownership as permitted by the terms of this Lease.

         14.03 Promotional Activities. Tenant shall not use any portion of the Common Areas and Facilities of the Shopping Center for promotional or advertising activities without the prior written approval of the Landlord.

         14.04 Special Sales, Conduct of Business. No auction, fire removal, closing, going-out-of-business or bankruptcy sales may be conducted in or from the Leased Premises without the prior written consent of Landlord. Tenant will not use the sidewalk or mall area adjacent to the Leased Premises for sale or display of merchandise or wares, nor will it use any loudspeaker, phonograph, radio or television for advertising in the Shopping Center in such manner that it may be heard or seen outside the Leased Premises without first securing Landlord's written consent.

                                   Article XV

                              Damage or Destruction

         15.01 Damage to Leased Premises Repairable Quickly. If the Leased Premises shall be damaged or destroyed by any cause so as to be unfit for occupancy and such damage or destruction could reasonably be repaired or rebuilt within one hundred eighty (180) days from the happening of such damage or destruction, then Tenant shall not be entitled to terminate this Lease nor shall Tenant's liability to pay Rent under this Lease cease, but in the case of any such damage or destruction Landlord shall repair or rebuild the same with all reasonable speed, and substantially complete such repairs or rebuilding within one hundred eighty (180) days from the happening of such damage or destruction, subject to delays beyond its control. If Tenant shall be deprived of the occupancy of any portion of the Leased Premises because of any such damage or destruction, but can nevertheless reasonably continue to engage in its business, a proportionate allowance shall be made to Tenant from the Minimum Rent and Additional Rent corresponding to the time during which and to the portion of the Leased Premises of which Tenant shall be deprived on account of such damage or destruction and the making of such repairs. No Minimum Rent or Additional Rent shall be payable during such period as Tenant shall be deprived of the occupancy of the Leased Premises because of such damage or destruction or the effecting of such rebuilding.

         15.02 Non Repairable Quickly. If such damage or destruction cannot reasonably be repaired or rebuilt within one hundred eighty (180) days from the happening thereof, Landlord shall notify Tenant within sixty (60) days after the happening of such damage or destruction whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, and the estimated cost to repair or rebuild is not greater than Five Hundred Thousand Dollars ($500,000.00), and provided Tenant's Gross Sales for the twelve (12) months prior to the damage or destruction were not less than $3,5000,000, then Tenant shall have the option to; (a) make such repair, or rebuild and amortize said costs over the remaining life of the Lease as a reduction to percentage rent due hereunder, but in no case reduce the percentage rent more than fifty percent (50%) of the amount due or, (b) elect to terminate this Lease, in which event the parties shall be relieved from their respective obligations which would otherwise thereafter accrue. If Landlord shall elect to repair or rebuild, Landlord shall specify the time within which such repairs or rebuilding will be completed, and Tenant shall have the option within thirty (30) days after receipt of such notice, to elect either to terminate this Lease or to extend the term of the Lease by a period of time equivalent to the time from the happening of such damage or destruction until the Leased Premises are restored to their former condition. In the event Tenant elects to extend the Term of the Lease, or shall fail to terminate this Lease within the time specified, Landlord shall repair or rebuild the Leased Premises to their former condition within the time specified in the notice (excluding Tenant's personal property or leasehold improvements, changes or betterments to the Leased Premises made by or for Tenant) subject to delays beyond its control, and Tenant shall be entitled to an abatement of Minimum Rent and Additional Rent in the manner hereinbefore set forth and this Lease shall continue in full force and effect.

         15.03 Damage to Leased Premises. If more than forty percent (40%) of the rentable square footage of the Premises is destroyed or damaged by any cause, and cannot be repaired in the time period set forth in Section 15.01, Landlord shall have the option, upon giving notice to Tenant within sixty (60) days after the happening of such damage or destruction to cancel this Lease as of a date sixty (60) days after the giving of such notice.

         15.04 Uninsured Damage; Loss Near End of Term. Notwithstanding the foregoing, in the event that damage or destruction of the Leased Premises shall not result from any of the causes covered by Landlord's policies of fire and extended coverage insurance as now or hereafter constituted, or if Landlord's mortgagee does not make the applicable insurance proceeds available to Landlord, or if such damage or destruction shall occur during the last two (2) years of the original term or any extended term of this Lease, Landlord shall have the election of repairing or rebuilding, in which event Tenant shall remain liable under the Lease, or of terminating this Lease, in which event the parties shall be relieved from their respective obligations which would otherwise thereafter accrue. Landlord shall give Tenant notice within thirty (30) days after such damage or destruction of its election.

                                   Article XVI

                                 Eminent Domain

         16.01 Taking. If, as a result of the taking by way of appropriation or right of eminent domain (a "Taking") of any part of the Leased Premises, Tenant's use of the Leased Premises for the conduct of its business therein is materially adversely impaired, either party may terminate this Lease, in which event the parties shall be relieved of all obligations hereunder thereafter accruing. Tenant's use of the Leased Premises for the conduct of its business shall be deemed to be "materially adversely impaired" if more than twenty percent (20%) of the parking spaces on the Restaurant Parcel are taken. This section (including Sections 16.02 and 16.03) shall not apply to the parking spaces identified in paragraph 3 of Addendum #1 of this Lease.

         16.02 Award. All compensation awarded for any Taking, whether for the whole or a portion of the Leased Premises or the Shopping Center, shall be the sole property of Landlord, whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee in the premises, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in any and to any and all such compensation. This section shall not be applicable to an award for Tenant's Furniture, Fixtures, Equipment, Improvements or Goodwill.

         16.03 Non-Termination. If there is a Taking of the Leased Premises and the Lease does not terminate, the Minimum Rent and Additional Rent will be reduced by that proportion which the number of square feet of the Leased Premises of which Tenant is thereby deprived bears to the total square feet encompassed within the entire Leased Premises immediately prior to such Taking.

                                  Article XVII

                                     Default

         17.01 Events of Default and Remedies. In the event that any installment of Minimum Rent or Additional Rent shall be and remain unpaid for a period of five (5) days after written notice by Landlord to Tenant; or in the event Tenant shall at any time be in default in the observance or performance of any of the other covenants, obligations, terms, or conditions assumed by or imposed upon Tenant hereunder and such default continues for a period of fifteen
(15) days after written notice to Tenant of such default provided said default is non monitory and Tenant can reasonably cure said default within said fifteen
(15) days; or if any waste be committed or unnecessary damage done upon or to the Leased Premises; or if Tenant shall fail to remain open for business for five (5) consecutive business days except for remodeling, approved by Landlord or due to events beyond Tenant's control; or if any audit of Tenant's books and records shall disclose a liability for annual Percentage Rent to the extent of five percent (5%) or more in excess of the rentals theretofore computed and paid by Tenant for any period (whether or not Tenant thereafter reimburses Landlord for such deficiency); or if a temporary or permanent receiver or trustee of Tenant's property or the property of any guarantor of this Lease ("Guarantor") be appointed by any court; or if Tenant or any Guarantor shall make any assignment for the benefit of creditors; or if any execution or attachment shall be issued against Tenant or any Guarantor or Tenant's leasehold interest hereunder and shall not be discharged within forty-five (45) days; or if Tenant shall commence proceedings in a court of bankruptcy or insolvency; or if Tenant or any Guarantor shall be declared or adjudicated bankrupt or insolvent according to law; or if any proceedings are commenced against Tenant or Guarantor in a court of bankruptcy or insolvency, which shall not be discharged within forty-five (45) days; then, and in any one or more of such events, Landlord shall be entitled, at its election, to exercise concurrently or successively, any one or more or all of the following rights and remedies:

         (a) Without waiving such default, Landlord may pay any sum required to be paid by Tenant to third parties other than Landlord and which Tenant has failed to pay, and may perform any obligation required to be performed by Tenant for the account of Tenant, and any amount so paid by landlord shall bear interest thereon at the Default Rate. Any amount or amounts paid by Landlord for the account of Tenant for the performance of any obligations required to be performed by Tenant shall be treated as Additional Rent due hereunder and Landlord may exercise concurrently or successively any one or more of the rights and remedies contained in this Lease for the enforcement of the payment of Rent;

         (b) Landlord may enjoin any breach or threatened breach by Tenant of the covenants hereof;

         (c) Landlord may bring suit for the collection of the Rent or other amounts for which Tenant may be in default, or for the performance of any other covenant devolving upon Tenant for performance, or damages therefor, all without entering into possession or terminating this Lease;

         (d) Landlord may re-enter the Leased Premises by summary proceedings or otherwise, and take possession thereof, without terminating this Lease, and thereupon, to expel all persons and remove all property therefrom, either peaceably or by force, without becoming liable to prosecution therefor, and relet the Leased Premises making reasonable efforts therefor, for such periods and upon such terms according to Landlord's sole discretion, and receive the rent therefrom. Such rent shall be applied first to the payment of the reasonable expenses of such re-entry and the cost of such reletting, including but not limited to the expense of such decorations, alterations and remodeling as shall be incident to such reletting, and then to the payment of the Rent and other sums accruint hereunder, the balance, if any, to be retained by Landlord as a security deposit against Tenant's defaults during the remainder of the Term of this Lease. Tenant, whether or not the Leased Premises are relet, shall remain liable for any deficiency, which deficiency shall be paid by Tenant to Landlord, periodically, upon the successive days upon which the Rent hereunder is payable.

         It is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Leased Premises, or any re-entry, shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its election to declare the term hereunder ended and to terminate this Lease, and such re-entry or entry by Landlord, whether taken under summary proceedings, or otherwise, shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease.

         (e) Landlord may terminate this Lease, re-enter the Leased Premises and take possession thereof, wholly discharged from this Lease. In the event Landlord shall elect to terminate this Lease, as aforesaid, all rights and obligations of Tenant shall cease, except that Landlord shall have and retain full right to sue for and collect all Rent and other amounts for the payment of which Tenant shall then be in default and all damages to Landlord by reason of such breach, and Tenant shall surrender and deliver up the Leased Premises to Landlord, together with all improvements and additions thereto, and upon any default by Tenant in so doing, Landlord shall have the right to recover possession by summary proceedings or otherwise, and to obtain a receiver and other ancillary relief in such action, and again to have and enjoy the Leased Premises, fully and completely, as if this Lease had never been made. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Leased Premises by reason of the breach or violation by Tenant of any of the covenants and conditions in this Lease contained or otherwise. No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, shall relieve Tenant of its liability and obligation under this Lease, whether or not the Leased Premises shall be relet. In any such event Tenant shall pay Landlord the Rent and all other charges required to be paid by Tenant up to the time of such event. Thereafter:

                  (1) Tenant, until the end of the term of this Lease, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the Rent, and the other charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting, effected pursuant to the provisions of this Section, after deducting all Landlord's expenses in collection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonably attorneys' fees, alterations, costs and expenses of preparation for such reletting.

                  (2) Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

         (f) If Tenant shall at any time during the term hereof be adjudged bankrupt, then this Lease, at the option of Landlord, shall terminate. Landlord, in the event it exercises such option to terminate, shall be entitled to receive, as liquidated damages, the difference between the Rent provided for hereunder and the then rental value of the Leased Premises, which liquidated damages shall, however, in no event be less than any sums or allowances to which Landlord may be entitled at that time under any then existing statutes of the State of California or the United States of America.

         (g) All rights and remedies granted Landlord herein and any other rights or remedies which Landlord may have at law or in equity are cumulative and not exclusive, and the fact that Landlord may have exercised any remedy without terminating this Lease shall not impair Landlord's rights thereafter to terminate or to exercise any other remedy herein granted or to which it may be otherwise entitled.

         (h) For purposes of this Article, the Annual Percentage Rent for any period when Tenant is out of possession following any event to which the provisions of this Article are applicable shall be deemed, for each Lease year during such period, to be at the rate equal to the greatest amount of Gross Sales for any one Lease year prior to such time multiplied by the Annual Percent that would be applicable under this Lease if Tenant was still in possession. If this Article becomes applicable prior to the expiration of the first Lease Year, then Tenant's average Gross Sales for the months prior to the invocation of this Article shall be annualized for the purpose of determining "the greatest amount of Gross Sales for any one Lease Year."

         17.02 Laches. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition, nor to justify or authorize the non-observance on any other occasion of the same, or any other covenant or condition hereof, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord. It is expressly understood that if at any time Tenant shall be in default in any of the covenants or conditions hereunder, an acceptance by Landlord of Rent during the continuance of such default, or of the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have, shall not be construed as a waiver of such default; but Landlord may at any time thereafter, if such default continues, take action it deems necessary on account of such default, in the manner provided in this Article XVII. Every demand for rent due wherever and whenever made, or demand for the performance or observance of any of the other obligations devolving upon Tenant hereunder, shall have the same effect as if made at the time it falls due and at the place of payment; and after the service of any notice of commencement of any suit or final judgment therein, Landlord may receive and collect any rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

         17.03 Self-help. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within fifteen (15) days after notice from Landlord specifying the default, or if such default shall reasonably take more than fifteen (15) days to cure, shall not have commenced the same within the fifteen (15) days and diligently prosecuted the same to completion, Landlord may, at its option, in addition to any other remedy specified herein, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse promptly Landlord therefor and save Landlord harmless therefrom; provided that Landlord may, however, cure any such default as aforesaid prior to the expiration of such waiting period, if the curing of such default prior to the expiration of such waiting period is reasonably necessary to protect the Leased Premises or the Shopping Center or to prevent injury or damage to persons or property. If Tenant shall fail promptly to reimburse Landlord for any amount paid for the account of Tenant hereunder, such failure shall constitute an additional default by Tenant under this Lease and such amount shall be added to and become due as a part of the next payment of Rent due hereunder. If Landlord shall default in the performance or observance of any agreement or condition in this Lease on its part to be performed or observed and shall not cure such default within a reasonable period of time after receiving written notice thereof, and if the immediate curing of such default is necessary to protect the Leased Premises and to prevent injury to persons or to prevent substantial damage to property, Tenant may take reasonable action to cure Landlord's default, and Landlord shall reimburse Tenant therefor.

         17.04 Bankruptcy. If Landlord shall not be permitted to terminate this Lease as provided above because of the provisions of Title II of the United States Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy court, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder,
(b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults, and (c) provides adequate assurance of performance during the fully stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth therein. Adequate assurance of performance of this Lease, as set forth above, shall include, without limitation, adequate assurance [1] of the source of rent reserved hereunder, [2] that any Annual Percentage Rent due hereunder will not decline from the levels anticipated, and [3] the assumption of this Lease will not breach any provision hereunder. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of Landlord's Operating Costs, utilities or other charges therefor.

                                  Article XVIII

                               Access by Landlord

         18.01 Right of Entry; For Lease Signs. The Landlord or the Landlord's agents shall have the right to enter the Leased Premises upon reasonable notice (except in the case of an emergency where no prior notice will be required), to examine the same, and to show them to prospective purchasers or lessees of the Leased Premises or the Shopping Center, to make such repairs, alterations, improvements or additions as set forth elsewhere in this Lease; and the Landlord shall be allowed to take all material into and upon such Leased Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the Rent reserved shall be in no wise abated while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of the Tenant or otherwise. Landlord or Landlord's agents shall use reasonable care not to interfere with Tenant's business or Tenant's customers. During the six (6) months prior to the expiration of the Term of this Lease or any renewal term, or at any time during which Tenant has ceased to conduct its business with the public, the Landlord may place upon the Leased Premises the usual notices "For Rent" or "For Sale," which Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or


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permissible, the Landlord or the Landlord's agents may enter the same peaceable or by force, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed to impose upon the Landlord any responsibility or liability whatsoever, for the care, maintenance or repair of the Leased Premises, Landlord's Building or any part thereof, except as otherwise herein specifically provided.

         18.02 Excavation. If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as the Landlord shall deem necessary to preserve the wall or walls of Landlord's Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against the Landlord or diminution or abatement of Rent. Such excavation shall be performed, as reasonably possible, during times Tenant is not open for business, but in any case except emergencies or other situations beyond Landlord's control shall not interfere with Tenant's business or hinder Tenant's customers from entering Tenant's parking area or entering the Leased Premises. Excepting work performed by governmental authorities or other circumstances unavoidable if Tenant owned the Leased Premises, any reduction in Tenant's ability to operate its business for more than twenty-four (24) hours shall result in a corresponding reduction in Rent and Additional Rent in proportion to the amount of verifiable sales lost. Landlord shall indemnify and hold Tenant harmless for any claims and costs incurred by Tenant as a result of such excavation by Landlord, or Landlord's other Tenants if approved by Landlord.

                                   Article XIX

                                Tenant's Property

         19.01 Loss and Damage. The Landlord shall not be responsible for any damage to the property of the Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of the Tenant or of others by theft or otherwise excepting Landlord's willful misconduct or negligent acts. The Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Leased Premises, or from the pipes, appliances or plumbing works, or from the roof, street or sub-surface, or from any other place, or by any other cause whatsoever of any nature excepting Landlord's willful misconduct or negligent acts. The Landlord shall not be liable for any such damage caused by other tenants or persons who are occupants of adjacent property, or of the Shopping Center, or the public, or caused by operations in construction of any private, public or quasipublic work excepting Landlord's willful misconduct or negligent acts. The Landlord shall not be liable for any latent defects in the Leased Premises or in Landlord's Building. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only, and the Tenant shall hold the Landlord harmless from any claims arising out of damage to the same.

         19.02 Notice by Tenant. The Tenant shall give immediate notice to the Landlord in case of fire or accidents in the Leased Premises and of defects therein.

                                   Article XX

                            Holding Over, Successors

         20.01 Holding Over. Should Tenant, with Landlord's written consent, hold over at the end of the Term of this Lease, Tenant shall become a Tenant at will and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay Rent (including Percentage Rent) and other charges at the highest monthly rate provided for herein. If Tenant holds over at the end of the Term without Landlord's written consent, Tenant shall pay Landlord as liquidated damages, a sum equal to twice the Rent (including Percentage Rent) to be paid by Tenant to Landlord for all the time Tenant shall so retain possession of the Premises; provided that the exercise of the Landlord's rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession.

         20.02 Successors. All rights, duties and liabilities herein given to, or imposed upon, the

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

respective parties hereto, shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Section 12.01 hereof.

                                   Article XXI

                                 Quiet Enjoyment

         21.01 Landlord's Covenant. Landlord covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the Term hereof have the peaceable and quiet enjoyment and possession of the Leased Premises and the appurtenances thereto without any manner of hindrance from Landlord or any persons lawfully claiming through Landlord, and it is understood and agreed that this covenant and all other covenants of Landlord contained in this Lease shall be binding solely upon Landlord and not any partner thereof and its successors in interest only with respect to breach occurring during its and their respective ownership of the Landlord's interest hereunder.

         21.02 Landlord's Liability. Notwithstanding anything to the contrary in this Lease, it is specifically agreed that the monetary liability of any Landlord hereunder in the event of a breach by the Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord or in the event of any other claim by Tenant against Landlord, whether under this Lease, imposed by statute, or existing at common law, in respect of any matter related to, arising out of or occurring in connection with this Lease, the Leased Premises, the Shopping Center or their relationship to each other as landlord and tenant, shall be limited to and enforceable solely against the Landlord's interest in the Shopping Center and that no personal or other money judgment shall be sought or obtained against Landlord or any partners or shareholders thereof.

                                  Article XXII

                                  Miscellaneous

         22.01 Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and Tenant, concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or Tenant unless reduced to writing and signed by them.

         22.02 No Partnership. The Landlord does not by virtue of this Lease, in any way or for any purpose, become a partner of the Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the Tenant. The provisions of this Lease relating to the Annual Percentage Rent payable hereunder are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

         22.03 Cost and Expense. Whenever this Lease provides for the doing of any act by any party, such act shall be done by such party at its sole cost and expense unless a contrary intent is expressed.

         22.04 Force Majeure. In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the Landlord in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. In the event that Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature


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


not the fault of the Tenant in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

         22.05 Notices. Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be in writing and delivered in person or sent by United States certified mail, return receipt requested, postage prepaid, and shall be addressed to the Landlord at 16168 Beach Blvd., Suite 200, City of Huntington Beach, State of California, or at such other address as the Landlord may designate by written notice, and if to Tenant, at 3780 Kilroy Airport Way, Suite 200, Long Beach, California 90806 (Attention: Ernest T. Klinger), with a copy to: 26131 Marguerite Pkwy., Suite A, Mission Viejo, California 92692 (Attention: Paul Motenko) or at such other address as the tenant shall designate by written notice (the "Tenant Notice Address"). Notices shall be effective upon delivery unless delivery is refused or cannot be made in which event notice shall be effective upon mailing.

         22.06 Captions and Section Numbers. The captions, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit construe, or describe the scope or intent of such sections or articles or this Lease nor in any way affect this Lease.

         22.07 Tenant Defined, Use of Pronoun. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant hereunder, be the same one or more, and if there be more than on Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter, singular pronoun to refer to the Landlord or to the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply to the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall, in all instances, be assumed as though in each case fully expressed.

         22.08 Broker's Commission. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease, except a commission payable to CB Richard Ellis and Ira Spilky & Associates which fee shall be paid by the Landlord pursuant to a separate agreement between Landlord and CB Richard Ellis; and each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any breach of its respective warranty (including, without limitation, the cost of counsel fees in connection therewith).

         22.09 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid, and be enforced, to the fullest extent permitted by law.

         22.10 No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a lease only upon the execution and delivery thereof by both the Landlord and the Tenant.

         22.11 Recording. The Tenant shall not record this Lease without the written consent of the Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease to the purpose of recordation. Such memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Term of this Lease and shall incorporate this Lease by reference. The party requesting such short form lease shall pay all recording fees.

         22.12 Joint and Several Liability. If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability for each such member shall be deemed to be joint and several. If Tenant is individual persons, then the individual persons


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

comprising Tenant shall be liable for all obligations of Tenant under this Lease.

         22.13 Confidentiality. Tenant shall keep the contents of this Lease confidential and shall not disclose the contents of this Lease in any manner whatsoever, except that (i) Tenant may make any disclosure of information contained in this Lease to which Landlord gives its prior written consent, and
(ii) any information contained in this Lease may be disclosed to Tenant's Representatives who need to know that information for the purpose of assisting Tenant in connection with its business at the Premises and who agree in writing to keep that information confidential. Tenant shall be responsible for any breach of the provisions of this Section by any of its Representatives. The term "Representatives" as used in this Section of the Lease means Tenant's directors, officers, partners, employees, attorneys, accountants and bankers.

         If Tenant or its Representatives receive a request to disclose all or any part of the contents of this Lease under the terms of a subpoena or other order issued by a court of competent jurisdiction or by a government agency, Tenant shall: (i) promptly notify Landlord of the existence, terms and circumstances surrounding such request; (ii) consult with Landlord on the advisability of taking steps to resist or narrow that request; (iii) if disclosure of any portion of this Lease is required, furnish only such portion of this Lease as Tenant is advised by counsel is legally required to be disclosed; and (iv) cooperate with Landlord in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to that portion of the Lease that is required to be disclosed.

         The parties hereto agree to protect, indemnify, defend and hold harmless each other from any damages or other adverse consequences that the injured party may incur or suffer as a result of a breach of the covenants contained in this Section of the Lease. In addition, both parties understand, acknowledge and agree that any breach of the provisions of this Section on the part of either party or its Representatives shall constitute a default under this Lease. The provisions of this Section shall survive the expiration or earlier termination of the Term of this Lease.

         22.14 Exhibits. The exhibits enumerated in this Section and attached hereto are incorporated herein by reference and made a part hereof.

         Exhibit A.   Drawing depicting location and configuration of the Leased
                      Premises and the Shopping Center

         Exhibit B.   Gross Sales Report

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.

TENANT:                                 LANDLORD:

CHICAGO PIZZA & BREWERY, INC.,          HUNTINGTON EXECUTIVE PARK,
a California Corporation                a California Limited Partnership

                                        BY:    HUNTINGTON CAPITAL CORP.,
                                               a California Corporation
BY:                                            General Partner
   ---------------------------------
                                        BY:
                                           ------------------------------------
DATE:                                         Everett J. Dodge, President
     -------------------------------
                                        DATE:
                                             ----------------------------------
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